Exhibit 16.1
------------




January 20, 2005

Securities and Exchange Commission
Mail Stop 11-3
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  Material Technologies, Inc.
     Commission File No. 33-23617

Dear Sirs/Madams:

We have read Item 4 of Material Technologies, Inc.'s Form 8-K dated January 20, 2005 and we agree with the statements made therein.


Yours truly,



/s/ Farber & Hass LLP

Camarillo, California